Exhibit 99.1

Sunnova Reports Third Quarter 2023 Financial Results

Third Quarter 2023 and Recent Highlights

•Added over 37,000 customers in the third quarter; bringing total customer count to 386,200 as of September 30, 2023;
•Took several actions to increase corporate liquidity and thereby lowered our forecasted 2024 corporate capital need from $500 million to $0;
•Priced our first U.S. Department of Energy guaranteed loan securitization resulting in the residential solar industry's first AAA rated securitization;
•Entered into a $145 million tax credit transfer transaction that involves the sale of investment tax credits to a tax credit buyer with $14.4 million in sales completed as of September 30, 2023; and
•Initiated 2024 full year guidance of $800 million at the midpoint for Adjusted EBITDA together with the interest income and principal proceeds from customer notes receivable.

HOUSTON, October 25, 2023 (BUSINESS WIRE) - Sunnova Energy International Inc. ("Sunnova") (NYSE: NOVA), a leading energy services company, today announced financial results for the third quarter ended September 30, 2023.

"Maintaining a strong focus on liquidity, increasing operating leverage and profitability, and growing cash flow remain the top objectives of management," said William J. (John) Berger, the founder and CEO of Sunnova. "As we navigate this higher interest rate and lower liquidity environment, it's essential to recognize the unique opportunity that arises from the convergence of declining solar equipment prices and the steady uptick in utility rates, creating a distinct wedge of value for our customers. This same wedge of value enables us to continue to increase our pricing power, which is reflected in our increased fully burdened unlevered return.

"In the third quarter, Sunnova entered into a tax credit transfer transaction involving the sale of up to $145 million in investment tax credits. We are proud to be among the pioneers embracing the newly introduced transferred credit program under the Inflation Reduction Act. Sunnova is dedicated to shaping and supporting the growth of this nascent market, reaffirming our position as a market leader in our industry.

"We have undertaken a multitude of initiatives to better position Sunnova for a prolonged period of challenging macroeconomic conditions, including a concerted effort to reduce working capital demands, stringently managing our operating expenses, reducing our future corporate capital needs, and integrating advanced software and artificial intelligence applications to maximize operational efficiency. This comprehensive approach is geared towards improving cash flow, increasing overall profitability, and fortifying our liquidity position, all of which we are confident will establish a solid foundation for our enduring success in this elevated interest rate environment."

Third Quarter 2023 Results

Revenue increased to $198.4 million, or by $49.0 million, for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. This increase was primarily the result of an increased number of solar energy systems in service, higher inventory sales revenue from the sale of inventory to our dealers or other parties, and an increase in service revenue primarily due to an increased focus on direct sales of additional services to existing customers.

Revenue increased to $526.5 million, or by $164.4 million, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. This increase was primarily the result of an increased number of solar energy systems in service, an increase in service revenue primarily due to an increased focus on direct sales of additional services to existing customers, and higher inventory sales revenue from the sale of inventory to our dealers or other parties, which began in April 2022.

Total operating expense, net increased to $236.6 million, or by $59.5 million for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. This increase was primarily the result of an increased number of solar energy systems in service, higher general and administrative expense, higher cost of revenue - inventory sales from the sale of inventory to our dealers and other parties, and higher cost of revenue - other due to an increased focus on direct sales of additional services to existing customers. This was partially offset by a decrease in other operating expense due to changes in the fair value of certain financial instruments and contingent consideration.

Total operating expense, net increased to $673.2 million, or by $246.5 million for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. This increase was primarily the result of an increased number of solar energy systems in service, higher general and administrative expense, higher cost of revenue - other due to an increased focus on direct sales of additional services to existing customers, and an increase in cost of revenue - inventory sales from the sale of inventory to our dealers or other parties, which began in April 2022.

Adjusted Operating Expense increased to $96.4 million, or by $42.7 million, for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. This increase was primarily the result of an increased number of solar energy systems in service and higher general and administrative expense.

Adjusted Operating Expense increased to $261.6 million, or by $111.0 million, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. This increase was primarily the result of an increased number of solar energy systems in service and higher general and administrative expense.

Sunnova incurred a net loss of $56.5 million for the three months ended September 30, 2023 compared to a net loss of $32.3 million for the three months ended September 30, 2022. This higher net loss was primarily the result of an increase in interest expense, net of $36.8 million and higher general and administrative expense. This was partially offset by an increase in interest income of $14.4 million due to our larger customer loan portfolio, a decrease in other operating expense due to changes in the fair value of certain financial instruments and contingent consideration, and an increase in income tax benefit primarily due to investment tax credit sales that resulted in an income tax benefit offset by an increase in taxable income related to tax gains recognized on the sale of solar energy systems and energy storage systems located in separate tax-reporting jurisdictions.

Sunnova incurred a net loss of $267.6 million for the nine months ended September 30, 2023 compared to a net loss of $68.3 million for the nine months ended September 30, 2022. This higher net loss was primarily the result of an increase in interest expense, net of $155.8 million and higher general and administrative expense. This was partially offset by an increase in interest income of $41.2 million due to our larger customer loan portfolio and an increase in income tax benefit primarily due to investment tax credit sales that resulted in an income tax benefit offset by an increase in taxable income related to tax gains recognized on the sale of solar energy systems and energy storage systems located in separate tax-reporting jurisdictions.

Adjusted EBITDA was relatively unchanged at $40.4 million for the three months ended September 30, 2023 compared to $41.3 million for the three months ended September 30, 2022.

Adjusted EBITDA was $83.0 million for the nine months ended September 30, 2023 compared to $93.5 million for the nine months ended September 30, 2022. This decrease was primarily the result of an increase in spending related to higher than expected growth.

Principal proceeds from customer notes receivable (net of amounts recorded in revenue) and proceeds from investments in solar receivables was $40.7 million for the three months ended September 30, 2023 compared to $26.1 million for the three months ended September 30, 2022. Principal proceeds from customer notes receivable (net of amounts recorded in revenue) and proceeds from investments in solar receivables was $111.6 million for the nine months ended September 30, 2023 compared to $76.9 million for the nine months ended September 30, 2022. These increases were due to our larger customer loan portfolio.

Interest income from customer notes receivable was $26.8 million for the three months ended September 30, 2023 compared to $15.1 million for the three months ended September 30, 2022. Interest income from customer notes receivable was $69.9 million for the nine months ended September 30, 2023 compared to $39.1 million for the nine months ended September 30, 2022. These increases were due to our larger customer loan portfolio.

Liquidity & Capital Resources

As of September 30, 2023, Sunnova had total cash of $725.1 million, including restricted and unrestricted cash.

2023 Full Year Guidance

Sunnova management is reaffirming its 2023 full year guidance for customer additions, Adjusted EBITDA, interest income from customer notes receivable, and principal proceeds from customer notes receivable, net of amounts recorded in revenue, and proceeds from investments in solar receivables.

•Customer additions between 135,000 and 145,000 reaffirmed;
•Adjusted EBITDA between $235 million and $255 million reaffirmed;
•Interest income from customer notes receivable between $110 million and $120 million reaffirmed; and
•Principal proceeds from customer notes receivable, net of amounts recorded in revenue, and proceeds from investments in solar receivables between $150 million and $190 million reaffirmed.

2024 Full Year Guidance

Sunnova management initiates its 2024 full year guidance.

•Customer additions between 185,000 and 195,000;
•Adjusted EBITDA between $350 million and $450 million;
•Interest income from customer notes receivable between $150 million and $190 million; and
•Principal proceeds from customer notes receivable, net of amounts recorded in revenue, and proceeds from investments in solar receivables between $210 million and $250 million.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). We believe certain financial measures, such as Adjusted EBITDA and Adjusted Operating Expense, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our business. We use Adjusted EBITDA and Adjusted Operating Expense as performance measures and believe investors and securities analysts also use Adjusted EBITDA and Adjusted Operating Expense in evaluating our performance. While Adjusted EBITDA effectively captures the operating performance of our leases and PPAs, it only reflects the service portion of the operating performance under our loan agreements. Therefore, we separately show customer P&I payments. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used both to better assess our business from period to period and to better assess our business against other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by other companies. In addition, other companies may not publish these or similar measures. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. Sunnova is unable to reconcile projected Adjusted EBITDA and Adjusted Operating Expense to the most comparable financial measures calculated in accordance with GAAP because of fluctuations in interest rates and their impact on our unrealized and realized interest rate hedge gains or losses. Sunnova provides a range for the forecasts of Adjusted EBITDA and Adjusted Operating Expense to allow for the variability in the timing of cash receipts and disbursements, customer utilization of our assets, and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of projected Adjusted EBITDA and Adjusted Operating Expense to projected net income (loss) and total operating expense, as the case may be, is not available without unreasonable effort.

Third Quarter Conference Call Information

Sunnova is hosting a conference call for analysts and investors to discuss its third quarter 2023 results at 8:00 a.m. Eastern Time, on October 26, 2023. The conference call can be accessed live over the phone by dialing 833-470-1428, or for international callers, 929-526-1599. The access code for the live call is 663505.

A replay will be available two hours after the call and can be accessed by dialing 866-813-9403, or for international callers, +44 204-525-0658. The access code for the replay is 520385. The replay will be available until November 2, 2023.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of Sunnova’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Sunnova’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Sunnova’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our level of growth, customer value propositions, technological developments, service levels, the ability to achieve our 2023 operational and financial targets, operating performance, including its outlook and guidance, demand for Sunnova’s products and services, future financing and ability to raise capital therefrom, and references to Adjusted EBITDA and customer P&I payments from solar loans. Sunnova’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, the effects of the coronavirus pandemic on our business and operations, supply chain uncertainties, results of operations and financial position, our competition, changes in regulations applicable to our business, fluctuations in the solar and home-building markets, availability of capital, and our ability to attract and retain dealers and customers and manage our dealer and strategic partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Sunnova’s filings with the Securities and Exchange Commission, including Sunnova’s annual report on Form 10-K for the year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this release are based on information available to Sunnova as of the date hereof, and Sunnova disclaims any obligation to update any forward-looking statements, except as required by law.

About Sunnova

Sunnova Energy International Inc. (NYSE: NOVA) is an industry-leading energy services company focused on making clean energy more accessible, reliable, and affordable for homeowners and businesses. Through its adaptive energy platform, Sunnova provides a better energy service at a better price to deliver its mission of powering energy independence. For more information, visit www.sunnova.com.

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts and share par values)

	As of September 30, 2023	As of December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$467,902	$360,257
Accounts receivable—trade, net	40,170	24,435
Accounts receivable—other	101,907	212,397
Other current assets, net of allowance of $4,276 and $3,250 as of September 30, 2023 and December 31, 2022, respectively	383,961	351,300
Total current assets	993,940	948,389

Property and equipment, net	5,119,027	3,784,801
Customer notes receivable, net of allowance of $106,385 and $77,998 as of September 30, 2023 and December 31, 2022, respectively	3,531,083	2,466,149
Intangible assets, net	141,175	162,512
Goodwill	13,150	13,150
Other assets	986,930	961,891
Total assets (1)	$10,785,305	$8,336,892

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$194,551	$116,136
Accrued expenses	107,140	139,873
Current portion of long-term debt	470,133	214,431
Other current liabilities	96,949	71,506
Total current liabilities	868,773	541,946

Long-term debt, net	6,710,734	5,194,755
Other long-term liabilities	1,003,922	712,741
Total liabilities (1)	8,583,429	6,449,442

Redeemable noncontrolling interests	124,082	165,737

Stockholders' equity:
Common stock, 122,405,788 and 114,939,079 shares issued as of September 30, 2023 and December 31, 2022, respectively, at $0.0001 par value	12	11
Additional paid-in capital—common stock	1,749,419	1,637,847
Accumulated deficit	(191,513)	(364,782)
Total stockholders' equity	1,557,918	1,273,076
Noncontrolling interests	519,876	448,637
Total equity	2,077,794	1,721,713
Total liabilities, redeemable noncontrolling interests and equity	$10,785,305	$8,336,892

(1) The consolidated assets as of September 30, 2023 and December 31, 2022 include $4,712,182 and $3,201,271, respectively, of assets of variable interest entities ("VIEs") that can only be used to settle obligations of the VIEs. These assets include cash of $51,260 and $40,382 as of September 30, 2023 and December 31, 2022, respectively; accounts receivable—trade, net of $13,789 and $8,542 as of September 30, 2023 and December 31, 2022, respectively; accounts receivable—other of $1,198 and $810 as of September 30, 2023 and December 31, 2022, respectively; other current assets of $805,774 and $422,364 as of September 30, 2023 and December 31, 2022, respectively; property and equipment, net of $3,778,707 and $2,680,587 as of September 30, 2023 and December 31, 2022, respectively; and other assets of $61,454 and $48,586 as of September 30, 2023 and December 31, 2022, respectively. The consolidated liabilities as of September 30, 2023 and December 31, 2022 include $88,275 and $66,441, respectively, of liabilities of VIEs whose creditors have no recourse to Sunnova Energy International Inc. These liabilities include accounts payable of $17,502 and $9,015 as of September 30, 2023 and December 31, 2022, respectively; accrued expenses of $77 and $287 as of September 30, 2023 and December 31, 2022, respectively; other current liabilities of $6,112 and $4,420 as of September 30, 2023 and December 31, 2022, respectively; and other long-term liabilities of $64,584 and $52,719 as of September 30, 2023 and December 31, 2022, respectively.

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$198,398	$149,364	$526,471	$362,098

Operating expense:
Cost of revenue—depreciation	33,743	24,663	92,262	69,935
Cost of revenue—inventory sales	50,694	40,917	129,016	89,884
Cost of revenue—other	30,981	15,567	81,599	32,974
Operations and maintenance	18,702	9,774	59,306	23,787
General and administrative	111,545	75,897	314,190	214,362
Other operating (income) expense	(9,051)	10,267	(3,134)	(4,186)
Total operating expense, net	236,614	177,085	673,239	426,756

Operating loss	(38,216)	(27,721)	(146,768)	(64,658)

Interest expense, net	57,601	20,824	200,155	44,380
Interest income	(30,590)	(16,185)	(81,670)	(40,428)
Other (income) expense	561	(12)	3,969	(327)
Loss before income tax	(65,788)	(32,348)	(269,222)	(68,283)

Income tax benefit	(9,325)	—	(1,632)	—
Net loss	(56,463)	(32,348)	(267,590)	(68,283)
Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	6,684	32,195	(37,269)	72,455
Net loss attributable to stockholders	$(63,147)	$(64,543)	$(230,321)	$(140,738)

Net loss per share attributable to stockholders—basic and diluted	$(0.53)	$(0.56)	$(1.97)	$(1.23)
Weighted average common shares outstanding—basic and diluted	119,554,008	114,816,879	116,971,318	114,293,251

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(267,590)	$(68,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	107,957	78,401
Impairment and loss on disposals, net	24,930	2,971
Amortization of intangible assets	21,324	21,333
Amortization of deferred financing costs	17,007	9,690
Amortization of debt discount	12,971	6,273
Non-cash effect of equity-based compensation plans	19,812	20,059
Non-cash direct sales revenue	(43,034)	(4,448)
Provision for current expected credit losses and other bad debt expense	35,085	28,773
Unrealized gain on derivatives	(10,208)	(27,580)
Unrealized (gain) loss on fair value instruments and equity securities	846	(4,136)
Other non-cash items	2,633	(38,412)
Changes in components of operating assets and liabilities:
Accounts receivable	99,753	(100,537)
Other current assets	(77,976)	(139,946)
Other assets	(95,321)	(84,142)
Accounts payable	(6,711)	1,403
Accrued expenses	(35,193)	41,571
Other current liabilities	9,604	(4,243)
Other long-term liabilities	(10,680)	(4,542)
Net cash used in operating activities	(194,791)	(265,795)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,315,192)	(637,556)
Payments for investments and customer notes receivable	(716,972)	(902,773)
Proceeds from customer notes receivable	126,980	79,870
Proceeds from investments in solar receivables	8,708	9,388
Other, net	4,707	(282)
Net cash used in investing activities	(1,891,769)	(1,451,353)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	2,859,489	2,308,033
Payments of long-term debt	(1,090,338)	(571,261)
Payments on notes payable	(4,356)	—
Payments of deferred financing costs	(60,336)	(24,748)
Purchase of capped call transactions	—	(48,420)
Proceeds from issuance of common stock, net	81,329	(3,345)
Contributions from redeemable noncontrolling interests and noncontrolling interests	520,611	236,661
Distributions to redeemable noncontrolling interests and noncontrolling interests	(30,159)	(20,847)
Payments of costs related to redeemable noncontrolling interests and noncontrolling interests	(8,475)	(10,380)
Proceeds from sales of investment tax credits for redeemable noncontrolling interests and noncontrolling interests	4,950	—
Other, net	(6,662)	(601)
Net cash provided by financing activities	2,266,053	1,865,092
Net increase in cash, cash equivalents and restricted cash	179,493	147,944
Cash, cash equivalents and restricted cash at beginning of period	545,574	391,897
Cash, cash equivalents and restricted cash at end of period	725,067	539,841
Restricted cash included in other current assets	(30,307)	(14,584)
Restricted cash included in other assets	(226,858)	(112,676)
Cash and cash equivalents at end of period	$467,902	$412,581

Key Financial and Operational Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(56,463)	$(32,348)	$(267,590)	$(68,283)
Interest expense, net	57,601	20,824	200,155	44,380
Interest income	(30,590)	(16,185)	(81,670)	(40,428)
Income tax benefit	(9,325)	—	(1,632)	—
Depreciation expense	40,082	27,594	107,957	78,401
Amortization expense	7,416	7,309	22,112	21,894
EBITDA	8,721	7,194	(20,668)	35,964
Non-cash compensation expense	5,494	4,463	19,812	20,059
ARO accretion expense	1,257	952	3,491	2,687
Financing deal costs	608	162	1,282	582
Natural disaster losses and related charges, net	1,442	1,161	2,388	1,161
Acquisition costs	150	3,005	1,137	5,622
Unrealized (gain) loss on fair value instruments and equity securities	(8,482)	10,625	846	(4,136)
Amortization of payments to dealers for exclusivity and other bonus arrangements	1,996	1,185	4,957	3,110
Legal settlements	—	(1,001)	750	(1,001)
Provision for current expected credit losses	8,360	10,967	29,467	26,881
Non-cash inventory and other impairments	6,443	864	22,106	864
Indemnification payments to tax equity investors	—	1,727	3,053	1,727
ITC sales	14,422	—	14,422	—
Adjusted EBITDA	$40,411	$41,304	$83,043	$93,520

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Interest income from customer notes receivable	$26,761	$15,119	$69,950	$39,051
Principal proceeds from customer notes receivable, net of related revenue	$36,966	$22,284	$102,914	$67,478
Proceeds from investments in solar receivables	$3,779	$3,768	$8,708	$9,388

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except per system data)
Reconciliation of Total Operating Expense, Net to Adjusted Operating Expense:
Total operating expense, net	$236,614	$177,085	$673,239	$426,756
Depreciation expense	(40,082)	(27,594)	(107,957)	(78,401)
Amortization expense	(7,416)	(7,309)	(22,112)	(21,894)
Non-cash compensation expense	(5,494)	(4,463)	(19,812)	(20,059)
ARO accretion expense	(1,257)	(952)	(3,491)	(2,687)
Financing deal costs	(608)	(162)	(1,282)	(582)
Natural disaster losses and related charges, net	(1,442)	(1,161)	(2,388)	(1,161)
Acquisition costs	(150)	(3,005)	(1,137)	(5,622)
Amortization of payments to dealers for exclusivity and other bonus arrangements	(1,996)	(1,185)	(4,957)	(3,110)
Legal settlements	—	1,001	(750)	1,001
Provision for current expected credit losses	(8,360)	(10,967)	(29,467)	(26,881)
Non-cash inventory and other impairments	(6,443)	(864)	(22,106)	(864)
Direct sales costs	(12,635)	(3,237)	(33,199)	(4,110)
Cost of revenue related to cash sales	(12,698)	(10,225)	(34,001)	(23,946)
Cost of revenue related to inventory sales	(50,694)	(40,917)	(129,016)	(89,884)
Unrealized gain (loss) on fair value instruments	9,043	(10,637)	3,123	3,809
Indemnification payments to tax equity investors	—	(1,727)	(3,053)	(1,727)
Gain on held-for-sale loans	8	—	11	—
Adjusted Operating Expense	$96,390	$53,681	$261,645	$150,638
Adjusted Operating Expense per weighted average system	$262	$227	$793	$691

	As of September 30, 2023	As of December 31, 2022
Number of customers	386,200	279,400

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Weighted average number of systems (excluding loan agreements and cash sales)	225,200	171,600	210,900	163,800
Weighted average number of systems with loan agreements	133,300	60,800	110,500	50,900
Weighted average number of systems with cash sales	10,000	4,300	8,600	3,300
Weighted average number of systems	368,500	236,700	330,000	218,000

	As of September 30, 2023	As of December 31, 2022
	(in millions)
Estimated gross contracted customer value - PV6	$8,244	$5,875

Key Terms for Our Key Metrics and Non-GAAP Financial Measures

Estimated Gross Contracted Customer Value. Estimated gross contracted customer value as of a specific measurement date represents the sum of the present value of the remaining estimated future net cash flows we expect to receive from existing customers during the initial contract term of our customer agreements, which are typically 25 years in length, plus the present value of future net cash flows we expect to receive from the sale of related solar renewable energy certificates ("SRECs"), either under existing contracts or in future sales, plus the cash flows we expect to receive from energy services programs such as grid services, plus the carrying value of outstanding customer loans on our balance sheet. From these aggregate estimated initial cash flows, we subtract the present value of estimated net cash distributions to redeemable noncontrolling interests and noncontrolling interests and estimated operating, maintenance and administrative expenses associated with the solar service agreements. These estimated future cash flows reflect the projected monthly customer payments over the life of our solar service agreements and depend on various factors including but not limited to solar service agreement type, contracted rates, expected sun hours and the projected production capacity of the solar equipment installed. For the purpose of calculating this metric, we discount all future cash flows at 6%.

Number of Customers. We define number of customers to include every unique premises on which a Sunnova product is installed or on which Sunnova is obligated to perform services for a counterparty. We track the total number of customers as an indicator of our historical growth and our rate of growth from period to period.

Weighted Average Number of Systems. We calculate the weighted average number of systems based on the number of months a customer and any additional service obligation related to a solar energy system is in-service during a given measurement period. The weighted average number of systems reflects the number of systems at the beginning of a period, plus the total number of new systems added in the period adjusted by a factor that accounts for the partial period nature of those new systems. For purposes of this calculation, we assume all new systems added during a month were added in the middle of that month. The number of systems for any end of period will exceed the number of customers, as defined above, for that same end of period as we are also including any additional services and/or contracts a customer or third party executed for the additional work for the same residence or business. We track the weighted average system count in order to accurately reflect the contribution of the appropriate number of systems to key financial metrics over the measurement period.

Definitions of Non-GAAP Measures

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus net interest expense, depreciation and amortization expense, income tax expense, financing deal costs, natural disaster losses and related charges, net, losses on extinguishment of long-term debt, realized and unrealized gains and losses on fair value instruments and equity securities, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements, investment tax credit ("ITC") sales and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, acquisition costs, losses on unenforceable contracts, indemnification payments to tax equity investors and other non-cash items such as non-cash compensation expense, asset retirement obligation ("ARO") accretion expense, provision for current expected credit losses and non-cash inventory and other impairments.

Adjusted Operating Expense. We define Adjusted Operating Expense as total operating expense less depreciation and amortization expense, financing deal costs, natural disaster losses and related charges, net, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements, direct sales costs, cost of revenue related to cash sales, cost of revenue related to inventory sales, unrealized gains and losses on fair value instruments, gains and losses on held-for-sale loans and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, acquisition costs, losses on unenforceable contracts, indemnification payments to tax equity investors and other non-cash items such as non-cash compensation expense, ARO accretion expense, provision for current expected credit losses and non-cash inventory and other impairments.

Contacts

Investor Contact:
Rodney McMahan
IR@sunnova.com
877-770-5211

Media Contact:
Srishti Ahuja Tandon
srishti.ahujatandon@sunnova.com